U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    ONE TOUCH TOTAL COMMUNICATIONS, INC.
            (Exact Name of Registrant as Specified in its Charter)

          Nevada                                         91-1933601
  (State of Incorporation)                        (I.R.S. Employer ID No.)

      1636 Stadium View, Anaheim, California                        92806
     (Address of principal executive offices)                    (Zip Code)

           Non-Employee Directors and Consultants Retainer Stock Plan
                           Employee Stock Incentive Plan
                             (Full title of the Plans)

              Brian F. Faulkner, A Professional Law Corporation,
         3900 Birch Street, Suite 113, Newport Beach, California 92660
                   (Name and address of agent for service)

                                  (949) 975-0544
       (Telephone number, including area code, of agent for service)


                    CALCULATION OF REGISTRATION FEE

Title of              Amount to be    Proposed    Proposed   Amount of
Securities            Registered      Maximum     Aggregate  Registration
to be                                 Offering    Offering   Fee
Registered                            Price Per   Price
                                      Share

Common Stock          12,000,000      $0.001 (1)   $ 12,000     $2.87
Common Stock           8,000,000      $0.10 (2)    $800,000   $191.20

(1) Calculated under Rule 457(h)(1): deemed issuance price as set forth in the Non-Employee Directors and Consultants Retainer Stock Plan, attached as Exhibit 4.1 to this Form S-8.

(2) Calculated under Rule 457(h)(1) (reference to Rule 457(c)) as the exercise price of the options is not known: average of the bid and ask prices as of November 14, 2001 (within 5 business days prior to the date of filing the registration statement). See Employee Stock Incentive Plan, attached as Exhibit 4.2 to this Form S-8.

                                   PART I
        INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.   PLAN INFORMATION.

     See Item 2 below.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     The documents containing the information specified in Part I, Items 1 and 2, will be delivered to each of the participants in accordance with Form S-8 and Rule 428 promulgated under the Securities Act of 1933.
 The participants shall be provided a written statement notifying them that upon written or oral request they will be provided, without charge,
(a) the documents incorporated by reference in Item 3 of Part II of the registration statement, and (b) other documents required to be delivered pursuant to Rule 428(b). The statement will inform the participants that these documents are incorporated by reference in the Section 10(a) prospectus, and shall include the address (giving title or department) and telephone number to which the request is to be directed.

                                  PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following are hereby incorporated by reference:

     (a) The Registrant's latest audited financial statements for the fiscal year ended December 31, 2000, and unaudited financial statements for the three and six months ended June 30, 2001, as contained in a Form SB-2/A filed on September 18, 2001.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since those contained in the Form SB-2/A referred to in (a) above.

     (c) A description of the securities of the Registrant is contained in a Form SB-2/A filed on September 18, 2001.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL.

     Other than as set forth below, no named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the Registrant.

     Brian F. Faulkner, A Professional Law Corporation, counsel for the company named in this registration statement as giving an opinion on the validity of the securities, will be receiving 560,000 shares of common stock pursuant to the Registrant's Non-Employee Directors and Consultants Retainer Stock Plan under this Form S-8 in exchange for legal services previously rendered, and to be rendered in the future, to the Registrant under an attorney-client contract. Mr. Faulkner previously received 75,000 shares of common stock of the Registrant for other legal services rendered to the Registrant. These legal services consist of advice and preparation work in connection with reports of the Registrant filed under the Securities Exchange Act of 1934, and other general corporate and securities work for the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The following is a summary of the relevant provisions in the Articles of Incorporation, Bylaws, and Nevada and California law (since the Registrant is considered to be a pseudo-California corporation) with regard to limitation of liability and indemnification of officers, directors and employees of the Registrant. The full provisions are contained in such documents.

Limitation of Liability.

     The articles of incorporation of the Registrant provide that the personal liability of a director or officer of the Registrant to the company or its shareholders for damages for breach of fiduciary duty as a director or officer shall be limited to acts or omissions which involve intentional misconduct, fraud or a knowing violation of law.

Indemnification.

(a)  Articles of Incorporation.

     The articles of incorporation of the Registrant provide that each director and each officer of the Registrant may be indemnified by the corporation against expenses, including attorney's fees, judgment, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with the action, suit or proceeding, if he acted in good faith and in a manner which he reasonably believed to be in or opposed to the best interests of the Registrant and with respect to any criminal action or proceeding, had not reasonable cause to any action, suit or proceeding, had not reasonable cause to believe his conduct was unlawful.

     To the extent that a director, officer, employee or agent of the Registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter, he must be indemnified by the corporation against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense.

     Any indemnification, unless ordered by a court or advanced by the Registrant, must be made only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     By the stockholders;

     By the board of directors by majority vote of a quorum consisting of directors who were not parties to that act, suit or proceeding;

     If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

     If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion;

     Expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Registrant as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

(b)  Bylaws.

     The bylaws of the Registrant provide similar provisions with respect to indemnification. In addition, they provide that the Registrant may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the Registrant in such capacity for another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in such capacity, whether or not the Registrant has the authority to indemnify him or her against such liability and expenses.

(c)  Nevada and California Laws.

     Nevada and California laws also provide similar provisions for indemnification of officers, directors, and employees of a company, except that California law has more specific provisions with regard to exclusions for indemnification. Specifically, under California law, no indemnification is to be made for any of the following:

     In a matter in which the person is adjudged to be liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending determines that the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine.

     Amounts paid in settling or otherwise disposing of a pending action without court approval.

     Expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.
     In addition, no indemnification or advance is to be made in any circumstance where it appears:

     That it would be inconsistent with a provision of the articles, bylaws, a resolution of the shareholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification.

     That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

ITEM 9. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (a) 1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information

     (h) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Anaheim, State of California, on November 15, 2001.

                                    One Touch Total Communications, Inc.


                                    By: /s/  C. Jay Smith
                                    C. Jay Smith, President

                          Special Power of Attorney

     The undersigned constitute and appoint C. Jay Smith their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form S-8 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature                    Title                                 Date

/s/ C. Jay Smith          President/Treasurer                November 15, 2001
C. Jay Smith              (principal financial and
                          accounting officer)

/s/ Paul Palant           Director                           November 15, 2001
Paul Palant

                                   EXHIBIT INDEX

Number                         Description

4.1 Non-Employee Directors and Consultants Retainer Stock Plan, dated November 12, 2001 (see below).

4.2    Employee Stock Incentive Plan, dated November 12, 2001 (see below).

5      Opinion Re: Legality (see below).

23.1   Consent of Accountants (see below).

23.2   Consent of Counsel (see below).

24     Special Power of Attorney (see signature page).